Exhibit 99.1

Deckers Brands Reports Second Quarter Fiscal 2020 Financial Results And Raises Guidance For Full Fiscal Year 2020

- Second Quarter Fiscal 2020 Sales Increased 8.0% to $542.2 Million.

- Fiscal 2020 Full Year Outlook Raised: Earnings Per Share now in the range of $8.90 to $9.05.

- Company Repurchased $155 Million of Shares in the Second Quarter Fiscal 2020.

GOLETA, Calif., Oct. 24, 2019 /PRNewswire/ -- Deckers Brands (NYSE: DECK), a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories, today announced financial results for the second fiscal quarter ended September 30, 2019. The Company also provided its financial outlook for the third fiscal quarter ending December 31, 2019 and raised its outlook for the full fiscal year ending March 31, 2020.

"We continue to see positive momentum in the fiscal year, and we are raising our full year outlook to reflect the acceleration we are seeing in the HOKA brand, while at the same time maintaining expectations for the UGG brand heading into the peak selling season," said Dave Powers, President and Chief Executive Officer. "As we move into the third quarter, the teams are intently focused on our key strategies and are committed to building excitement around new product offerings through planned targeted marketing investments that will be visible in the coming months."

Throughout this release, references to Non-GAAP financial measures exclude the impact of certain charges relating to retail store closures, tax reform, organizational changes and other one-time or non-recurring amounts. Additional information regarding these Non-GAAP financial measures is set forth under the heading "Non-GAAP Financial Measures" below.

Second Quarter Fiscal 2020 Financial Review

  Net sales increased 8.0% to $542.2 million compared to $501.9 million for the same period last year. On a constant currency basis, net sales increased 9.5%.
  Gross margin was 50.4% compared to 50.2% for the same period last year.
  SG&A expenses were $175.9 million compared to GAAP SG&A expenses last year of $161.5 million and Non-GAAP SG&A expenses last year of $161.2 million.
  Operating income was $97.1 million compared to GAAP operating income of $90.4 million for the same period last year and Non-GAAP operating income of $90.7 million for the same period last year.
  Income tax expense was $19.4 million compared to GAAP income tax expense of $15.4 million for the same period last year and Non-GAAP income tax expense of $19.0 million for the same period last year.
  Diluted earnings per share was $2.71 compared to the GAAP diluted earnings per share of $2.48 for the same period last year and the Non-GAAP diluted earnings per share of $2.38 for the same period last year.

Brand Summary

  UGG® brand net sales for the second quarter increased 2.2% to $404.9 million compared to $396.3 million for the same period last year.
  HOKA ONE ONE® brand net sales for the second quarter increased 49.9% to $78.1 million compared to $52.1 million for the same period last year.
  Teva® brand net sales for the second quarter increased 6.7% to $23.0 million compared to $21.5 million for the same period last year.
  Sanuk® brand net sales for the second quarter decreased 22.4% to $10.7 million compared to $13.8 million for the same period last year.

Channel Summary (included in the brand sales numbers above)

  Wholesale net sales for the second quarter increased 8.7% to $443.5 million compared to $408.0 million for the same period last year.
  DTC net sales for the second quarter increased 5.1% to $98.7 million compared to $93.9 million for the same period last year. DTC comparable sales increased 7.2% over the same period last year.

Geographic Summary (included in the brand and channel sales numbers above)

  Domestic net sales for the second quarter increased 14.9% to $358.0 million compared to $311.6 million for the same period last year.
  International net sales for the second quarter decreased 3.2% to $184.2 million compared to $190.3 million for the same period last year. On a constant currency basis, international net sales decreased by 0.5%.

Balance Sheet (September 30, 2019 as compared to September 30, 2018)

  Cash and cash equivalents were $177.7 million compared to $182.2 million.
  Inventories were $558.9 million compared to $514.9 million.
  Outstanding borrowings were $44.2 million compared to $102.7 million.

Stock Repurchase Program

During the second quarter, the Company repurchased approximately 1.1 million shares of its common stock for a total of $155 million at an average price of $145.31. As of September 30, 2019, the Company had $160 million remaining under its stock repurchase authorizations.

Full Year Fiscal 2020 Outlook for the Twelve Month Period Ending March 31, 2020

  Net sales are now expected to be in the range of $2.115 billion to $2.140 billion.
  Gross margin is now expected to be approximately 50.8%.
  SG&A expenses as a percentage of sales are projected to be slightly lower than 36.0%.
  Operating margin is now expected to be approximately 15.0%.
  Effective tax rate expected to be approximately 20.5%.
  Diluted earnings per share now expected to be in the range of $8.90 to $9.05.
  The earnings per share guidance excludes any impact from additional share repurchases.

Third Quarter Fiscal 2020 Outlook for the Three Month Period Ending December 31, 2019

  Net sales are expected to be in the range of $885 million to $900 million.
  Diluted earnings per share are expected to be in the range of $6.30 to $6.40.
  The earnings per share guidance excludes any impact from additional share repurchases.

Board of Directors Announcement

Effective today, our Board of Directors has appointed Mike Devine as our Chairman of the Board. Mr. Devine has served as a member of our Board since 2011. He succeeds John Gibbons, who has served as our Chairman since September 2017 and as a director since 2000, during which time he also served as our Lead Independent Director. Mr. Gibbons will continue to serve on our Board and we thank Mr. Gibbons for his dedicated service as our Chairman during which time he led us through an important transition. We are excited to welcome Mr. Devine into his new role as Chairman.

Non-GAAP Financial Measures

We present certain Non-GAAP financial measures in this press release, including constant currency, Non-GAAP SG&A expenses, Non-GAAP operating income (loss), Non-GAAP income tax expense (benefit) and Non-GAAP diluted earnings (basic loss) per share, to provide information that may assist investors in understanding our financial results and assessing our prospects for future performance.

Consistent with SEC regulations, we have not provided a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the "unreasonable efforts" exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that we may make to our GAAP financial measures in calculating our non-GAAP financial measures.

We believe these Non-GAAP financial measures are important indicators of our operating performance because they exclude items that are unrelated to, and may not be indicative of, our core operating results, such as charges relating to retail store closures, tax reform, organizational changes and other one-time or non-recurring amounts. In particular, we believe the exclusion of certain costs and one-time amounts allows for a more meaningful comparison of our results from period to period. Further, we report comparable DTC sales on a constant currency basis for DTC operations that were open throughout the current and prior reporting periods, and we may adjust prior reporting periods to conform to current year accounting policies.

These Non-GAAP financial measures, as we calculate them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to Deckers. For example, in order to calculate our constant currency information, we calculate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period, excluding the effects of foreign currency exchange rate hedges and re-measurements in the condensed consolidated balance sheets. These Non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent we utilize such Non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period. A reconciliation of each of the GAAP financial measures to the most directly comparable Non-GAAP measures has been provided under the heading "Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures" in the financial statement tables attached to this press release.

Conference Call Information

The Company's conference call to review the results for the second quarter fiscal 2020 will be broadcast live today, Thursday, October 24, 2019 at 4:30 pm Eastern Time and hosted at www.deckers.com. You can access the broadcast by clicking on the "Investors" tab and then clicking on the webcast box at the top of the page. A replay of the broadcast will be available for at least 30 days following the conference call, and can be accessed under the "Quarterly Earnings" section of the "Investors" tab at the aforementioned website.

About Deckers Brands

Deckers Brands is a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories developed for both everyday casual lifestyle use and high performance activities. The Company's portfolio of brands includes UGG®, Koolaburra®, HOKA ONE ONE®, Teva®, and Sanuk®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has over 40 years of history building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding our anticipated financial performance, including our projected net sales, margins, expenses, effective tax rate and earnings (loss) per share, as well as statements regarding our progress towards the achievement of our long term strategic objectives, our ability to compete in our industry, our product and brand positioning and strategies, and our potential repurchase of shares. We have attempted to identify forward-looking statements by using words such as "anticipate," "believe," "could," "estimate," "expected," "intend," "may," "plan," "predict," "project," "should," "will," or "would," and similar expressions or the negative of these expressions.

Forward-looking statements represent our management's current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
(dollar and share data amounts in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Net sales	$542,205	$501,913	$819,044	$752,507
Cost of sales	269,181	250,026	416,001	385,655
Gross profit	273,024	251,887	403,043	366,852
Selling, general and administrative expenses	175,893	161,475	337,329	315,854
Income from operations	97,131	90,412	65,714	50,998

Other (income) expense, net	(92)	637	(1,904)	274
Income before income taxes	97,223	89,775	67,618	50,724
Income tax expense	19,413	15,403	9,159	6,759
Net income	77,810	74,372	58,459	43,965
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on cash flow hedges	1,497	(1,197)	1,180	4,126
Foreign currency translation loss	(3,391)	(3,861)	(3,323)	(11,324)
Total other comprehensive loss	(1,894)	(5,058)	(2,143)	(7,198)
Comprehensive income	$75,916	$69,314	$56,316	$36,767

Net income per share
Basic	$2.73	$2.49	$2.03	$1.46
Diluted	$2.71	$2.48	$2.01	$1.45
Weighted-average common shares outstanding
Basic	28,483	29,849	28,785	30,134
Diluted	28,705	30,028	29,039	30,327

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in thousands)

	September 30, 2019	March 31, 2019
ASSETS	(UNAUDITED)
Current assets
Cash and cash equivalents	$177,673	$589,692
Trade accounts receivable, net	334,601	178,602
Inventories, net	558,875	278,842
Other current assets	63,882	48,269
Total current assets	1,135,031	1,095,405

Property and equipment, net	212,323	213,796
Operating lease assets	227,988	—
Other noncurrent assets	116,317	118,005
Total assets	$1,691,659	$1,427,206

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$13,599	$603
Trade accounts payable	313,387	124,974
Operating lease liabilities	48,944	—
Other current liabilities	89,917	124,947
Total current liabilities	465,847	250,524

Mortgage payable	30,592	30,901
Long-term operating lease liabilities	201,578	—
Other long-term liabilities	77,338	100,651
Total long-term liabilities	309,508	131,552

Total stockholders' equity	916,304	1,045,130
Total liabilities and stockholders' equity	$1,691,659	$1,427,206

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
(dollar and share data amounts in thousands, except per share data)

	Three Months Ended September 30, 2018
	GAAP Measures (As Reported)	Restructuring and Other Charges (1)	Non-GAAP Measures (Excluding Items) (2)(3)
Net sales	$501,913		$501,913
Cost of sales	250,026		250,026
Gross profit	251,887		251,887
Selling, general and administrative expenses	161,475	(295)	161,180
Income from operations	90,412	295	90,707

Other expense, net	637	(445)	192
Income before income taxes	89,775	740	90,515
Income tax expense	15,403		19,008
Net Income	$74,372		$71,507

Net income per share
Basic	$2.49		$2.40
Diluted	$2.48		$2.38
Weighted-average common shares outstanding
Basic	29,849		29,849
Diluted	30,028		30,028

(1) Adjustments as of September 30, 2018 reflect amounts related to restructuring costs, other charges related to organizational changes and charges in connection with the Company's refinancing of its prior credit facility.

(2) The effective income tax rate for the GAAP financial measures is 17.2% and the tax rate applied to the Non-GAAP financial measures is 21% for the three months ended September 30, 2018, which represented our expected effective income tax rate for the fiscal year ended March 31, 2019.

(3) Figures may not sum due to rounding.

DECKERS OUTDOOR CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
(dollar and share data amounts in thousands, except per share data)

	Six Months Ended September 30, 2018
	GAAP Measures (As Reported)	Restructuring and Other Charges (1)	Non-GAAP Measures (Excluding Items) (2)(3)
Net sales	$752,507		$752,507
Cost of sales	385,655		385,655
Gross profit	366,852		366,852
Selling, general and administrative expenses	315,854	(818)	315,037
Income from operations	50,998	818	51,816

Other expense (income), net	274	(445)	(171)
Income before income taxes	50,724	1,263	51,986
Income tax expense	6,759		10,345
Net income	$43,965		$41,641

Net income per share
Basic	$1.46		$1.38
Diluted	$1.45		$1.37
Weighted-average common shares outstanding
Basic	30,134		30,134
Diluted	30,327		30,327

(1) Adjustments as of September 30, 2018 reflect amounts related to restructuring costs, other charges related to organizational changes and charges in connection with the Company's refinancing of its prior credit facility.

(2) The effective income tax rate for the GAAP financial measures is 13.3% and the tax rate applied to the Non-GAAP financial measures is 19.9% for the six months ended September 30, 2018. The 19.9% Non-GAAP tax rate is calculated using the blended Non-GAAP tax rates for the three months ended June 30, 2018 and September 30, 2018, respectively.

(3) Figures may not sum due to rounding.

CONTACT: Erinn Kohler | Senior Director, Investor Relations & Corporate Planning | Deckers Brands | 805.967.7611